Exhibit 99.1

ARROW ELECTRONICS, INC.
7459 S. LIMA STREET
ENGLEWOOD, CO 80112
303-824-4000

ARROW ELECTRONICS REPORTS THIRD-QUARTER NON-GAAP EARNINGS PER SHARE OF $1.40
-- Third-Quarter Sales Grew 11% Over Prior Year --
-- Non-GAAP Diluted Earnings Per Share Advanced 19% Over Prior Year --

FOR IMMEDIATE RELEASE

ENGLEWOOD, Colo. -- October 29, 2014 -- Arrow Electronics, Inc. (NYSE:ARW) today reported third-quarter 2014 net income of $146.9 million, or $1.47 per share on a diluted basis, compared with net income of $96.8 million, or $.95 per share on a diluted basis in the third quarter of 2013.  Excluding certain items1 in the third quarters of both 2014 and 2013, net income would have been $140.2 million, or $1.40 per share on a diluted basis, in the third quarter of 2014 compared with net income of $119.9 million, or $1.18 per share on a diluted basis, in the third quarter of 2013.  Third-quarter sales of $5.61 billion increased 11 percent from sales of $5.05 billion in the prior year.  Sales, as adjusted, increased 6 percent year over year.

“In the third quarter we again produced outstanding results and invested in our long-term strategic sales-related initiatives.  Earnings per share of $1.40 were above our expectations, with sales of $5.6 billion at the high end of our guidance.  Both of our global components and enterprise computing solutions segments delivered sales and operating income growth.  The stable, slow-growth demand environment for global components matched our expectations.  Our focus on the higher value portion of the datacenter has aligned our enterprise computing solutions business with the faster growth areas of IT spending,” said Michael J. Long, chairman, president, and chief executive officer.

Global components third-quarter sales of $3.73 billion increased 8 percent year over year.  Sales, as adjusted, grew 5 percent year over year.  Americas components sales increased 2 percent year over year.  Europe components sales grew 4 percent year over year, and the region grew year over year for the sixth consecutive quarter on an as-adjusted basis.  Components sales in the Asia-Pacific region increased 18 percent year over year.

Global enterprise computing solutions third-quarter sales of $1.88 billion grew 19 percent year over year.  Sales, as adjusted, grew 7 percent year over year with growth in both Americas and Europe.  Both regions continued to experience very strong growth in software and services, while storage and networking also delivered growth.

“Returns advanced over the prior year for the fourth consecutive quarter.  Cash flow from operations on a trailing 12-month basis was $431 million as we continue to exceed our cash flow target,” said Paul J. Reilly, executive vice president, finance and operations, and chief financial officer.  “The strong management of our balance sheet and cash flow provided us with the opportunity to return approximately $50 million to shareholders through our stock repurchase program in the third quarter, approximately $55 million, thus far, in the fourth quarter, and approximately $230 million on a trailing 12-month basis.”

NINE-MONTH RESULTS

Arrow’s net income for the first nine months of 2014 was $381.9 million, or $3.80 per share on a diluted basis, compared with net income of $264.6 million, or $2.53 per share on a diluted basis in the first nine months of 2013. Excluding certain items1 in both the first nine months of 2014 and 2013, net income would have been $408.6 million, or $4.06 per share on a diluted basis, in the first nine months of 2014 compared with net income of $347.0 million, or $3.32 per share on a diluted basis, in the first nine months of 2013. In the first nine months of 2014, sales of $16.4 billion increased 8 percent from sales of $15.2 billion in the first nine months of 2013. Sales in the first nine months of 2014, as adjusted, increased 2 percent year over year.

1 A reconciliation of non-GAAP adjusted financial measures including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE

“As we look to the fourth quarter, order patterns are unchanged and the supply chain remains well managed.  We expect normal seasonality for our global components and enterprise computing solutions businesses.  We believe that total sales will be between $6.1 billion and $6.5 billion, with global components sales between $3.4 billion and $3.6 billion and global enterprise computing solutions sales between $2.7 billion and $2.9 billion.  As a result of this outlook, we expect earnings per share, on a diluted basis, excluding any charges to be in the range of $1.75 to $1.87 per share.  Our guidance assumes an average tax rate in the range of 27 to 29 percent, average diluted shares outstanding are expected to be 99 million, and the average USD to Euro exchange rate for the fourth quarter is 1.25 to 1.  At the midpoints of our fourth-quarter guidance ranges, full-year 2014 sales and earnings per share, on a diluted basis, excluding any charges would grow 6 percent and 17 percent, respectively, compared to full-year 2013, with returns increasing year over year, and cash flow from operations of approximately $450 million,” said Mr. Reilly.

Please refer to the CFO commentary, which can be found at www.arrow.com/investor, as a supplement to the company’s earnings release.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions.  Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 460 locations in 58 countries.

# # #

Contact:	Steven O’Brien
Director, Investor Relations
303-824-4544

Paul J. Reilly
Executive Vice President, Finance and Operations, and
Chief Financial Officer
631-847-1872

Media Contact:	John Hourigan
Vice President, Global Communications
303-824-4586

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow.  Forward-looking statements are those statements which are not statements of historical fact.  These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Form 10-Q for the quarterly period ended September 27, 2014, as well as the company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's prior periods to include the sales of businesses acquired as if the acquisitions had occurred at the beginning of the period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations.  These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), sale of investment, prepayment of debt, and adjustments related to certain tax matters.  A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results.  This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance.  In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
 (In thousands except per share data)
(Unaudited)

NON-GAAP SALES RECONCILIATION

	Quarter Ended
	September 27, 2014	September 28, 2013	% Change

Consolidated sales, as reported	$5,613,216	$5,048,211	11.2%
Impact of changes in foreign currencies	-	(2,798)
Impact of acquisitions	14,748	273,612
Consolidated sales, as adjusted	$5,627,964	$5,319,025	5.8%

Global components sales, as reported	$3,731,289	$3,467,285	7.6%
Impact of changes in foreign currencies	-	2,784
Impact of acquisitions	11,289	81,348
Global components sales, as adjusted	$3,742,578	$3,551,417	5.4%

Europe components sales, as reported	$949,232	$915,086	3.7%
Impact of changes in foreign currencies	-	3,074
Impact of acquisitions	-	7,199
Europe components sales, as adjusted	$949,232	$925,359	2.6%

Global ECS sales, as reported	$1,881,927	$1,580,926	19.0%
Impact of changes in foreign currencies	-	(5,582)
Impact of acquisitions	3,459	192,264
Global ECS sales, as adjusted	$1,885,386	$1,767,608	6.7%

Europe ECS sales, as reported	$619,045	$440,065	40.7%
Impact of changes in foreign currencies	-	(1,515)
Impact of acquisitions	-	139,337
Europe ECS sales, as adjusted	$619,045	$577,887	7.1%

	Nine Months Ended
	September 27, 2014	September 28, 2013	% Change

Consolidated sales, as reported	$16,371,795	$15,203,925	7.7%
Impact of changes in foreign currencies	-	105,039
Impact of acquisitions	98,790	868,818
Consolidated sales, as adjusted	$16,470,585	$16,177,782	1.8%

Global components sales, as reported	$10,721,814	$10,058,555	6.6%
Impact of changes in foreign currencies	-	73,098
Impact of acquisitions	62,887	241,052
Global components sales, as adjusted	$10,784,701	$10,372,705	4.0%

Europe components sales, as reported	$2,923,093	$2,703,471	8.1%
Impact of changes in foreign currencies	-	78,761
Impact of acquisitions	-	24,238
Europe components sales, as adjusted	$2,923,093	$2,806,470	4.2%

Global ECS sales, as reported	$5,649,981	$5,145,370	9.8%
Impact of changes in foreign currencies	-	31,941
Impact of acquisitions	35,903	627,766
Global ECS sales, as adjusted	$5,685,884	$5,805,077	(2.1)%

Europe ECS sales, as reported	$2,061,057	$1,583,975	30.1%
Impact of changes in foreign currencies	-	50,450
Impact of acquisitions	-	475,747
Europe ECS sales, as adjusted	$2,061,057	$2,110,172	(2.3)%

ARROW ELECTRONICS, INC.
 (In thousands except per share data)
(Unaudited)

NON-GAAP EARNINGS RECONCILIATION

	Quarter Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Operating income, as reported	$199,816	$162,736	$585,825	$456,163
Intangible assets amortization expense	11,108	8,936	32,925	26,762
Restructuring, integration, and other charges	3,935	22,568	25,181	74,402
Operating income, as adjusted	$214,859	$194,240	$643,931	$557,327

Net income attributable to shareholders, as reported	$146,864	$96,779	$381,868	$264,589
Intangible assets amortization expense	9,086	7,074	26,860	21,219
Restructuring, integration, and other charges	2,556	16,077	18,102	52,260
Gain on sale of investment	(18,269)	-	(18,269)	-
Loss on prepayment of debt	-	-	-	2,627
Settlement of tax matters:
Income taxes	-	-	-	5,362
Interest (net of taxes)	-	-	-	939
Net income attributable to shareholders, as adjusted	$140,237	$119,930	$408,561	$346,996

Net income per basic share, as reported	$1.49	$.96	$3.84	$2.56
Intangible assets amortization expense	.09	.07	.27	.21
Restructuring, integration, and other charges	.03	.16	.18	.51
Gain on sale of investment	(.19)	-	(.18)	-
Loss on prepayment of debt	-	-	-	.03
Settlement of tax matters:
Income taxes	-	-	-	.05
Interest (net of taxes)	-	-	-	.01
Net income per basic share, as adjusted	$1.42	$1.19	$4.11	$3.36

Net income per diluted share, as reported	$1.47	$.95	$3.80	$2.53
Intangible assets amortization expense	.09	.07	.27	.20
Restructuring, integration, and other charges	.03	.16	.18	.50
Gain on sale of investment	(.18)	-	(.18)	-
Loss on prepayment of debt	-	-	-	.03
Settlement of tax matters:
Income taxes	-	-	-	.05
Interest (net of taxes)	-	-	-	.01
Net income per diluted share, as adjusted	$1.40	$1.18	$4.06	$3.32

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC.
 (In thousands except per share data)
(Unaudited)

SEGMENT INFORMATION

	Quarter Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Sales:
Global components	$3,731,289	$3,467,285	$10,721,814	$10,058,555
Global ECS	1,881,927	1,580,926	5,649,981	5,145,370
Consolidated	$5,613,216	$5,048,211	$16,371,795	$15,203,925

Operating income (loss):
Global components	$179,451	$164,096	$500,239	$432,534
Global ECS	69,172	59,757	229,320	202,070
Corporate (a)	(48,807)	(61,117)	(143,734)	(178,441)
Consolidated	$199,816	$162,736	$585,825	$456,163

(a)
Includes restructuring, integration, and other charges of $3.9 million and $25.2 million for the third quarter and first nine months of 2014 and $22.6 million and $74.4 million for the third quarter and first nine months of 2013, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Global components operating income, as reported	$179,451	$164,096	$500,239	$432,534
Intangible assets amortization expense	5,493	4,993	16,499	14,948
Global components operating income, as adjusted	$184,944	$169,089	$516,738	$447,482

Global ECS operating income, as reported	$69,172	$59,757	$229,320	$202,070
Intangible assets amortization expense	5,615	3,943	16,426	11,814
Global ECS operating income, as adjusted	$74,787	$63,700	$245,746	$213,884

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Sales	$5,613,216	$5,048,211	$16,371,795	$15,203,925
Costs and expenses:
Cost of sales	4,884,529	4,376,551	14,191,759	13,200,621
Selling, general, and administrative expenses	485,864	453,920	1,453,675	1,376,199
Depreciation and amortization	39,072	32,436	115,355	96,540
Restructuring, integration, and other charges	3,935	22,568	25,181	74,402
	5,413,400	4,885,475	15,785,970	14,747,762
Operating income	199,816	162,736	585,825	456,163
Equity in earnings of affiliated companies	2,192	1,884	4,790	5,227
Gain on sale of investment	29,743	-	29,743	-
Loss on prepayment of debt	-	-	-	4,277
Interest and other financing expense, net	27,522	27,167	86,079	86,896
Income before income taxes	204,229	137,453	534,279	370,217
Provision for income taxes	57,377	40,490	152,175	105,260
Consolidated net income	146,852	96,963	382,104	264,957
Noncontrolling interests	(12)	184	236	368
Net income attributable to shareholders	$146,864	$96,779	$381,868	$264,589
Net income per share:
Basic	$1.49	$.96	$3.84	$2.56
Diluted	$1.47	$.95	$3.80	$2.53
Weighted average shares outstanding:
Basic	98,631	100,750	99,336	103,269
Diluted	99,866	101,669	100,609	104,426

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	September 27, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$258,233	$390,602
Accounts receivable, net	5,060,959	5,769,759
Inventories	2,242,774	2,167,287
Other current assets	267,732	258,122

Total current assets	7,829,698	8,585,770

Property, plant, and equipment, at cost:
Land	23,867	24,051
Buildings and improvements	143,837	142,583
Machinery and equipment	1,127,650	1,113,987
	1,295,354	1,280,621
Less: Accumulated depreciation and amortization	(660,643)	(648,232)
Property, plant, and equipment, net	634,711	632,389

Investments in affiliated companies	68,056	67,229
Intangible assets, net	421,710	426,069
Cost in excess of net assets of companies acquired	2,076,692	2,039,293
Other assets	280,659	310,133

Total assets	$11,311,526	$12,060,883

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,806,702	$4,503,200
Accrued expenses	650,779	774,868
Short-term borrowings, including current portion of long-term debt	17,473	23,878

Total current liabilities	4,474,954	5,301,946

Long-term debt	2,211,037	2,226,132
Other liabilities	374,507	347,977

Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2014 and 2013
Issued – 125,424 shares in both 2014 and 2013	125,424	125,424
Capital in excess of par value	1,076,124	1,071,075
Treasury stock (27,375 and 25,488 shares in 2014 and 2013, respectively), at cost	(1,055,827)	(920,528)
Retained earnings	4,060,577	3,678,709
Accumulated other comprehensive income	39,898	225,552

Total shareholders' equity	4,246,196	4,180,232

Noncontrolling interests	4,832	4,596

Total equity	4,251,028	4,184,828

Total liabilities and equity	$11,311,526	$12,060,883

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	September 27, 2014	September 28, 2013
Cash flows from operating activities:
Consolidated net income	$146,852	$96,963
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	39,072	32,436
Amortization of stock-based compensation	11,116	11,465
Equity in earnings of affiliated companies	(2,192)	(1,884)
Deferred income taxes	(4,611)	(4,237)
Restructuring, integration, and other charges	2,556	16,077
Gain on sale of investment	(18,269)	-
Excess tax benefits from stock-based compensation arrangements	(729)	(320)
Other	657	559
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(41,481)	225,379
Inventories	32,740	(34,314)
Accounts payable	(222,128)	(237,258)
Accrued expenses	(42,228)	(30,161)
Other assets and liabilities	31,421	6,427

Net cash provided by (used for) operating activities	(67,224)	81,132

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(69,298)	(34,010)
Acquisition of property, plant, and equipment	(25,878)	(31,904)
Proceeds from sale of investment	40,542	-

Net cash used for investing activities	(54,634)	(65,914)

Cash flows from financing activities:
Change in short-term and other borrowings	661	5,457
Proceeds from (repayment of) long-term bank borrowings, net	109,800	(157,600)
Proceeds from exercise of stock options	2,692	18,073
Excess tax benefits from stock-based compensation arrangements	729	320
Repurchases of common stock	(50,600)	(303)

Net cash provided by (used for) financing activities	63,282	(134,053)

Effect of exchange rate changes on cash	7,873	24,734
Net decrease in cash and cash equivalents	(50,703)	(94,101)
Cash and cash equivalents at beginning of period	308,936	345,891
Cash and cash equivalents at end of period	$258,233	$251,790

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 27, 2014	September 28, 2013
Cash flows from operating activities:
Consolidated net income	$382,104	$264,957
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	115,355	96,540
Amortization of stock-based compensation	31,283	24,247
Equity in earnings of affiliated companies	(4,790)	(5,227)
Deferred income taxes	11,368	15,311
Restructuring, integration, and other charges	18,102	52,260
Gain on sale of investment	(18,269)	-
Excess tax benefits from stock-based compensation arrangements	(6,977)	(6,937)
Other	2,029	2,809
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	556,445	386,542
Inventories	(97,929)	(94,180)
Accounts payable	(632,191)	(361,349)
Accrued expenses	(150,165)	(204,013)
Other assets and liabilities	9,883	64,685

Net cash provided by operating activities	216,248	235,645

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(129,522)	(43,392)
Acquisition of property, plant, and equipment	(87,881)	(85,465)
Proceeds from sale of investment	40,542	-
Other	-	(3,000)

Net cash used for investing activities	(176,861)	(131,857)

Cash flows from financing activities:
Change in short-term and other borrowings	(9,243)	(22,282)
Repayment of long-term bank borrowings, net	(10,200)	(242,900)
Net proceeds from note offering	-	591,156
Redemption of senior notes	-	(338,184)
Proceeds from exercise of stock options	21,013	30,368
Excess tax benefits from stock-based compensation arrangements	6,977	6,937
Repurchases of common stock	(189,411)	(312,613)

Net cash used for financing activities	(180,864)	(287,518)

Effect of exchange rate changes on cash	9,108	25,836
Net decrease in cash and cash equivalents	(132,369)	(157,894)
Cash and cash equivalents at beginning of period	390,602	409,684
Cash and cash equivalents at end of period	$258,233	$251,790